Exhibit 99.2

VERRA MOBILITY ANNOUNCES CLOSING

OF SECONDARY OFFERING AND

CONCURRENT STOCK REPURCHASE

MESA, Ariz., August 20, 2021 /PRNewswire/ — Verra Mobility (NASDAQ: VRRM) (“Verra Mobility” or the “Company”), a leading provider of smart mobility technology solutions, announces today the closing of its previously communicated, underwritten secondary offering (the “Offering”) of 8,000,000 shares of its Class A common stock by the Company’s principal stockholder, an affiliate of Platinum Equity, LLC (the “Selling Stockholder”), at a price to the public of $14.75 per share. The Selling Stockholder also granted the underwriter a 30-day option to purchase up to an additional 1,200,000 shares of the Company’s Class A common stock. The Company did not sell any shares in the Offering and did not receive any of the proceeds from the Offering.

The Company also announces that pursuant to its recently announced $100 million share repurchase program, it repurchased 6,849,315 shares of its Class A common stock from the Selling Stockholder at a price per share equal to the price at which the underwriter purchased the shares from the Selling Stockholder (the “Share Repurchase”). The Company funded the Share Repurchase from existing cash on hand.

Goldman Sachs acted as the sole underwriter for the Offering. A shelf registration statement on Form S-3 (including a prospectus) relating to these securities has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The Offering of these securities was made solely by means of a prospectus supplement and the accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to the Offering may be obtained by contacting Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, by telephone: 866-471-2526, by facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world’s largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through integration and connectivity with hundreds of tolling and issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments, and school districts across North America, operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in North America, Europe, Asia, and Australia. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements that address the public Offering, are subject to substantial risks, uncertainties, and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those described from time to time in the Company’s filings with the SEC and on the SEC website, www.sec.gov. These forward-looking statements represent the judgment of the Company as of the date of this release, and the Company disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Investor Relations Contacts

Sajid Daudi

Vice President, Investor Relations

480-596-4850

IR@verramobility.com